Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


To the stockholders and Board of Directors of The Gillette Company


We consent to the incorporation by reference in the registration
statement of The Gillette Company on Form S-8 (File No. 33-         ),
relating to the registration of 8,000.000 shares of common stock at $1.00 par value, of our report dated 12 May 1993 on our audit of the consolidated financial statements of Parker Pen Holdings Limited, as of 28 February 1993, and for the year ended 28 February 1993, which report is included in the Form 8-K/A dated 14 June 1993.



Coopers & Lybrand
COOPERS & LYBRAND


Maidstone, England
April 21, 1994